UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2016

The Madison Square Garden Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-36900	47-3373056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Penn Plaza New York, NY	10121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 465-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Senior Secured Credit Facility

On September 30, 2016, New York Knicks, LLC (the “Knicks”), a wholly owned subsidiary of The Madison Square Garden Company (the “Company”), entered into a senior secured revolving credit agreement (the “Credit Agreement”) among the Knicks, each of the lenders identified therein and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacity, the “Collateral Agent”).

The Facility

The Credit Agreement provides the Knicks with a revolving credit facility (the “Facility”) with an initial maximum credit amount of $200,000,000 and a term of five years. The Facility was undrawn at closing and will be available to the Knicks to fund working capital needs and for general corporate purposes. All borrowings under the Facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest Rates and Fees

Borrowings under the Facility bear interest at a floating rate, which at the option of the Knicks may be either (a) a base rate plus a margin ranging from 0.00% to 0.125% per annum or (b) LIBOR plus a margin ranging from 1.00% to 1.125% per annum. The Credit Agreement requires the Knicks to pay a commitment fee ranging from 0.20% to 0.25% per annum in respect of the average daily unused commitments under the Facility.

Security

All obligations under the Credit Agreement are secured by a first lien security interest in certain of the Knicks’ assets (the “Collateral”), including, but not limited to, (a) the Knicks’ membership rights in the National Basketball Association and (b) revenues to be paid to the Knicks by the NBA pursuant to certain U.S. national broadcast agreements.

Prepayments

Subject to customary notice and minimum amount conditions, the Knicks may voluntarily prepay outstanding loans under the Credit Agreement at any time, in whole or in part, without premium or penalty (except for customary breakage costs with respect to Eurocurrency loans). The Knicks are required to make mandatory prepayments in certain circumstances, including without limitation if the maximum available amount under the Facility is greater than 350% of qualified revenues.

Certain Covenants and Events of Default

The Credit Agreement contains certain restrictions on the ability of the Knicks to take certain actions as provided in (and subject to various exceptions and baskets set forth in) the Credit Agreement, including the following: (i) incurring additional indebtedness and contingent liabilities; (ii) creating liens on certain assets; (iii) making restricted payments during the continuance of an event of default under the Credit Agreement; (iv) engaging in sale and leaseback transactions; (v) merging or consolidating; and (vi) taking certain actions that would invalidate the Collateral Agent’s lien on any Collateral.

The Credit Agreement generally requires the Knicks to comply with a debt service ratio of 1.5:1.0 over a trailing four quarter period.

The Credit Agreement and the related security agreement contain certain customary representations and warranties, affirmative covenants and events of default.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of September 30, 2016, by and among New York Knicks, LLC, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto.

10.2	Security Agreement, dated as of September 30, 2016, between New York Knicks, LLC and JPMorgan Chase Bank, N.A., as collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY (Registrant)

By:	/s/ Donna Coleman
Name:	Donna Coleman
Title:	Executive Vice President and Chief Financial Officer

Dated: October 6, 2016